Exhibit 99.1

NEWS RELEASE — For Immediate Release

Visteon to Delay Filing of Form 10-Q

VAN BUREN TOWNSHIP, Mich., May 10, 2005 — Visteon Corporation (NYSE:VC) today announced that it would delay the filing of its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2005, which is due today. This action is the result of the decision by the Audit Committee of the Board of Directors, as recommended by the company’s management, to conduct an independent review of the accounting for certain transactions originating primarily in the company’s North American purchasing activity.

During the preparation of Visteon’s first quarter 2005 Form 10-Q, the company’s management identified errors in its accruals for costs principally associated with freight and material surcharges that relate to prior periods. During the course of the company’s internal review, allegations of potential improper conduct by a former senior finance employee responsible for the accounting oversight for North American purchasing activities were raised. As a result of these allegations, the Audit Committee intends to engage outside accounting and legal advisors to further investigate these matters.

As a result of its internal review, to date Visteon’s management has identified the following items which were recorded in the company’s first quarter 2005 unaudited financial results as previously reported on April 27, 2005 that relate to prior periods:

•	Approximately $13 million of freight expense payable to third party North American transportation providers for services rendered prior to the end of 2004; and

•	Approximately $18 million of material surcharges payable to North American suppliers of certain raw materials used in the manufacture of the company’s products that were incurred prior to the end of 2004.

As the Audit Committee’s independent investigation is just commencing, Visteon is not able to determine whether these items or any other adjustments that may be identified will require restatement of prior period results or further adjustments to the previously reported first quarter 2005 financial results. Therefore, Visteon is not currently able to determine the effects of all potential adjustments to its results of operations for any particular period, or whether these or other errors will result in the determination that one or more additional material weaknesses in the company’s internal control over financial reporting exist for purposes of Section 404 of the Sarbanes-Oxley Act. While the Audit Committee intends to conduct its investigation in an expedient manner, Visteon cannot provide an estimate of when the first quarter 2005 Form 10-Q, or if necessary, any amended SEC filings, will be made.

Contact(s):	Media Inquiries	Analyst Inquiries	Visteon Corporation
	Kimberly A. Welch	Derek Fiebig	One Village Center Drive
	734-710-5593	734-710-5800	Van Buren Twp., Mich., 48111
	kwelch5@visteon.com	dfiebig@visteon.com

Ford Discussions and Liquidity

Visteon has been exploring strategic and structural changes to its business in the United States that would involve restructuring its agreements with Ford. Visteon and Ford have been discussing a concept designed to address operating needs of both companies. Recent discussions with Ford have been constructive and are progressing. The action to delay the filing of our first quarter 2005 Form 10-Q is not expected to impact these discussions.

Absent significant structural changes to Visteon’s U.S. business, including an agreement with Ford that will allow the company to achieve a sustainable and competitive business model, the company believes that cash flow from operations, including the impact of the Ford funding agreement, will not be sufficient to fund capital spending, debt maturities and other cash obligations in 2005, and, therefore, Visteon will need to incur additional debt. Liquidity from internal or external sources to meet these obligations is dependent on a number of factors, including availability of cash balances and access to borrowing facilities and/or capital markets. Visteon can provide no assurance that such liquidity will be available at the times or in the amounts needed, or on terms and conditions acceptable to Visteon, because of the uncertainty regarding economic and market conditions, as well as the ultimate outcome of our strategic and structural discussions with Ford. At March 31, 2005, Visteon was in compliance with its covenants relating to its existing credit facilities, although given current market conditions and the need to complete strategic and structural discussions with Ford, there can be no assurance that Visteon will remain in compliance with such covenants in the future, especially during the third quarter which normally requires the use of liquidity resources due to seasonal effects. If a covenant were violated and not cured within 30 days, or otherwise waived, the availability of the company’s credit facilities could be withdrawn, and repayment of outstanding borrowings could be accelerated. In this event, Visteon would seek to replace its existing credit facilities with other credit facilities or secured borrowings, although the company cannot provide assurance that sufficient replacement sources would be available. In addition, the company’s credit facilities and bond indenture require it to submit interim financial information within prescribed time periods. Although Visteon’s failure to file its first quarter 2005 Form 10-Q does not result in immediate non-compliance under such agreements, a significant delay in completing the investigation and submitting its Form 10-Q could result in non-compliance in the future.

In light of the upcoming expiration of Visteon’s existing 364-day revolving credit facility in June 2005, the company is actively exploring its financing alternatives. Given current market conditions, the company’s financial performance and its credit ratings, any financing alternative will likely require significantly more restrictive covenants and collateralization. Visteon’s ability to provide lenders with collateral at the times and in amounts needed may be limited by the results, if any, of its negotiations with Ford, restrictive covenants regarding limitations on liens in its indenture and any contractual rights that Ford may successfully assert to offset against payables to Visteon amounts Ford claims are owed to it by Visteon. In addition, the results of any discussions with Ford could significantly impact the carrying value of certain assets and related liabilities that support and are dependent upon Ford’s North American business.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has about 70,000 employees and a global delivery system of more than 200 technical, manufacturing, sales and service facilities located in 25 countries.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s North American vehicle production volumes; the successful completion of our discussions with Ford and, if successful, implementing structural changes that result from those discussions to achieve a competitive and sustained business; our ability to satisfy our future capital and liquidity requirements; the results of the investigation being conducted by Visteon’s Audit Committee; our successful execution of internal performance plans and other cost-reduction and productivity efforts; charges resulting from restructurings, employee reductions, acquisitions or dispositions; our ability to offset or recover significant material surcharges; the effect of pension and other post-employment benefit obligations; as well as those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the year-ended December 31, 2004). We assume no obligation to update these forward-looking statements.

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